Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 33-98188) of our report dated February 24, 2004 relating to the financial statements and financial statement schedules, which appears in Pennichuck Corporation's Annual Report on Form 10-K for the year ended  December 31, 2003.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 3, 2004